STRATEGY.COM INCORPORATED

                 SERIES A PREFERRED STOCK PURCHASE AGREEMENT

      This Series A Preferred Purchase Agreement dated as of October 18, 2000 is entered into by and among Strategy.com Incorporated, a Delaware corporation (the "Company") and the individuals and entities listed on Exhibit A hereto (the "Purchasers").

                                      Recitals

      A. The Purchasers desire to acquire from the Company, and the Company desires to issue and sell to the Purchasers, in the manner and on the terms and conditions hereinafter set forth, shares of Series A Preferred Stock.

      B. In connection with the Purchasers' purchase of the Series A Preferred Stock, the Company and the Purchasers desire to establish certain rights and obligations among themselves.

      In consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    Authorization and Sale of Shares.

     1.1 Authorization. The Company has, or before the Initial Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 16,536,049 shares of its Series A Preferred Stock, $0.001 par value per share (the "Series A Preferred"), having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit B (the "Restated Charter"). The Company has, or before the Initial Closing (as defined in Section
2) will have, adopted and filed the Restated Charter with the Secretary of State of the State of Delaware.

     1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Initial Closing (as defined in Section 2) and the Second Closing (as defined in Section 2), the Company shall sell and issue to each of the Purchasers, and each of the Purchasers shall purchase, the number of shares of Series A Preferred set forth opposite such Purchaser's name on Exhibit A for the purchase price of $3.19 per share (the "Purchase Price"). The shares of Series A Preferred sold under this Agreement are referred to as the "Shares." The Company's agreement

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with each of the Purchasers is a separate  agreement,  and the sale of Shares to each of the Purchasers is a separate sale.

     1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for product development and other general corporate purposes.

2. The Closings. The initial closing (the "Initial Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Hale and Dorr LLP, 11951 Freedom Drive, Reston, Virginia 20190 at 9:00 a.m. on October 18, 2000, or at such other time, date and place as are mutually agreeable to the Company and the Purchasers, but in no event later than November 30, 2000. The second closing of the sale and purchase of the Shares (the "Second Closing") shall take place at the same location no later than one business day following the satisfaction of the condition set forth in Section 6A. At each closing, the Company shall deliver to each of the Purchasers a certificate for the number of Shares being purchased at such closing by such Purchaser in accordance with Exhibit A hereto, which certificates shall be registered in the name of such Purchaser, against payment to the Company of the Purchase Price, by wire transfer, check, cancellation of indebtedness or other method acceptable to the Company. The date of the Initial Closing is hereinafter referred to as the "Initial Closing Date."

3. Representations and Warranties of the Company. Except as disclosed by the Company in Exhibit C hereto, the Company hereby represents and warrants to each of the Purchasers that the statements contained in this Section 3 are true, complete and correct. Exhibit C shall be arranged in subsections corresponding to the numbered subsections contained in this Section 3, and the disclosures in any subsection of Exhibit C shall qualify only the corresponding subsection of this Section 3, unless it is clearly apparent from a reading of Exhibit C that such disclosure also applies to such other subsection of this Section 3. References to the "Company" in this Section 3 are deemed to include the business of the Company as a wholly owned subsidiary of MicroStrategy Incorporated ("MSTR") as well as the business of the Company as a business unit of MSTR, except where the context otherwise requires.

     3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease its properties and to conduct its business as presently conducted and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Initial Closing pursuant to Section 5.3 (the "Ancillary
Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Virginia and in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the

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business,  prospects,  assets, liabilities or condition (financial or otherwise)
of the Company (a "Company Material Adverse Effect"). Exhibit C sets forth each state in which the Company maintains an office, has employees or owns or leases property. The Company has duly filed its Restated Charter and such Restated Charter is in the proper form required by Delaware law.

     3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Initial Closing) consists of (i) 190,431,973 shares of Class A Common Stock, $0.001 par value per share (the "Class A Common Stock"), of which no shares are issued and outstanding and 17,200,000 shares have been reserved for issuance pursuant to the 2000 Stock Option Plan of the Company,
(ii) 84,000,000 shares of Class B Common Stock, $0.001 par value per share (the "Class B Common Stock," and collectively with the Class A Common Stock, "Common Stock"), all of which are issued and outstanding, and (iii) 47,884,011 shares of Series A Preferred Stock, $0.001 par value per share, none of which shares are issued or outstanding immediately prior to the Initial Closing. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and all of the rights, privileges and preferences of such Common Stock are as stated in the Restated Charter or as otherwise set forth in the Delaware General Corporation Law statute. Except as provided in Exhibit C to this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

     3.3 Subsidiaries, Etc. Except as set forth on Exhibit C, the Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

     3.4 Securityholder Lists and Agreements. Attached as Exhibit D is a true and complete list of the securityholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each securityholder immediately prior to the Initial Closing and, in the case of options, warrants and other convertible securities, the exercise

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price thereof and the number and type of securities issuable thereunder.  Except as provided in Exhibit C to this Agreement, there are no agreements, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), transferability, redemption, disposition, registration (including piggyback rights) under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

     3.5 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Class A Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Initial Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Class A Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable and free of any Security Interest or preemptive right of any third party.

     3.6 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Initial Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by the Company will not, and the transfer of the assets of the business now operated by the Company from MSTR to the Company did not, (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise,

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permit,  indenture,  agreement  or mortgage for borrowed  money,  instrument  of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (c) which do not and will not, individually or in the aggregate, have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

     3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution and delivery of this Agreement or the Ancillary Agreements, the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the shares of Class A Common Stock issuable upon conversion of the Shares or the other transactions to be consummated at the Initial Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Initial Closing and such filings required to be made after the Initial Closing under applicable federal and state securities laws all of which filings are listed on Exhibit C. Based on the representations made by each of the Purchasers in Section 4 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

     3.8 Litigation. Except as set forth on Exhibit C, there is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, including, without limitation, such actions, suits, proceedings, inquiries or investigations that question the validity of this Agreement or any Ancillary Agreement or the right of the Company to enter into it, or that might result, either individually or in the aggregate, in a Company Material Adverse Effect, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company by reason of the proposed activities of the Company or negotiations by the Company with possible investors in the Company. The Company is not subject to any outstanding judgement, order or decree.

     3.9 Financial Statements. The Company has furnished to each of the Purchasers a copy of the pro forma unaudited balance sheet (the "Balance Sheet") of the Company at June 30, 2000 (the "Balance Sheet Date") and the related pro forma unaudited statements of operations and cash flows for the period then ended (collectively, the "Financial Statements"). Except as set forth on Exhibit C, the Financial Statements were prepared from

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books and records of the Company and present  fairly the  financial  position of the Company as of such date, and the results of operation for the period then ended and have been prepared in accordance with GAAP and the pro forma assumptions set forth in the Financial Statements, consistently applied.

     3.10 Absence of Undisclosed Liabilities. To the Company's knowledge, the Company does not have any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet,
(b) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

     3.11 Taxes. The amount shown on the Balance Sheet as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due.

     3.12 Property and Assets. Except as set forth on Exhibit C, the Company has good title to, or a valid leasehold interest in, all of its properties and assets free and clear of any and all Security Interests, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, except with respect to such imperfections in title which do not and will not, individually or in the aggregate, have a Company Material Adverse Effect. The properties and assets (both tangible and intangible) of the Company (including, without limitation, the assets and properties reflected on the Financial Statements) are in good operating condition and repair (subject to normal wear and tear consistent with the age of the properties or assets) and, together with the rights and obligations of the Company under the intercompany agreements between the Company and MSTR set forth on Section 3.12 of Exhibit C, are sufficient to conduct the operations of the Company as currently conducted.

3.13  Intellectual Property.

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     (a) To the Company's knowledge,  the Company owns or has the valid right to use all Intellectual Property (as defined below in this Section 3.13) necessary to the operation of its business. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications and all reissues, continuations, divisions and re-examinations thereof, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade
secrets  and   confidential   business   information,   whether   patentable  or
unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing.

     (b) To the Company's knowledge, none of the activities or business conducted by the Company or proposed to be conducted by the Company infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Company, there is no basis for any such complaint, claim or notice.

     (c) The Company has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to the Company's knowledge, there have been no acts or omissions (other than those made based on reasonable, good faith business decisions) by the officers, directors, shareholders and employees of the Company the result of which would be to materially compromise the rights of the Company to apply for or enforce appropriate legal protection of the Company's Intellectual Property, including, without limitation, entering into with each of its employees the Company's standard form Proprietary Information and Inventions Agreement, in substantially the form provided to each of the Purchasers. Exhibit C hereto sets forth a complete and correct list of all United States and foreign patents and patent applications, trade names, trademarks and service marks, trademark and service mark registrations, applications for trademark and service mark registrations, copyright registrations and applications for copyright registrations, that form a part of the Intellectual Property owned by the Company or, where not owned, expressly licensed for use by the Company in the Business, and all licenses or other agreements under which the Company obtained or licenses the right to use Intellectual Property. Except as set forth on Exhibit C hereto, to the Company's knowledge, the Company owns or licenses the entire right, title, and interest in and to all Intellectual Property necessary to conduct its business as currently

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conducted.  To the  knowledge  of the  Company,  no other  person  or  entity is operating under or otherwise using the name "Strategy.com" or any other confusingly similar name. Except as set forth on Exhibit C, neither the Company nor, to the Company's knowledge, any of the Company's officers or employees have any agreement or arrangements with former employers of the Company's officers and employees relating to the obligation of such officers and employees to protect the confidential information or trade secrets of their respective former employers, the assignment of inventions of the former employers, or the officer's or employee's engagement in activities competitive with those of their former employers. To the Company's knowledge, the activities of the Company's officers and employees on behalf of the Company do not violate any agreements or arrangements that any of them have with former employers.

     3.14 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely effects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect. To the Company's knowledge, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

     3.15 Changes in Circumstances. Except as set forth on Exhibit C hereto and except for the transfer of the assets of the business now operated by the Company from MSTR to the Company, since the Balance Sheet Date, the Company has not: (i) sold, transferred, or otherwise disposed of any of its properties or assets outside the ordinary course of its business; (ii) acquired any properties or assets outside the ordinary course of its business; (iii) declared or paid any dividend or made any other distribution to its shareholders or repurchased any of its outstanding capital stock; (iv) made any loan or advance to any Affiliate of the Company, other than customary advances for business expenses;
(v) sold, assigned or transferred any of its patents, trademarks, copyrights, trade secrets or other intangible assets; (vi) materially changed any compensation arrangement or agreement with any officer of the Company; (vii) received notice of any impending resignation or termination of employment of any key officer of the Company; (viii) received notice that there has been a loss of, or material order cancellation by any major customer of the Company; (ix) suffered any event which has resulted in, or could reasonably be expected to result in, a Company Material Adverse Effect; (x) sustained any damage, loss, or destruction of or to any of its assets or properties (whether or not covered by insurance); (xi) experienced any labor trouble or any material change in its personnel outside the

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ordinary  course of business or (xii) agreed to or obligated  itself to take any of the actions identified in clauses (i) through (xi) above.

     3.16 Employee Matters. To the Company's knowledge, during the past three years, no officer, director or employee of the Company has been investigated for, arrested for, been part of a proceeding for, charged with, convicted of or indicted for any crime, nor has any officer, director or employee of the Company been engaged in any criminal activity. To the Company's knowledge, during the past three years, no officer or director of the Company or member of the Company's management team has declared bankruptcy or been an officer or director of any other company or entity that has declared bankruptcy or been involved in bankruptcy proceedings.

     3.17 Employee Plans. Exhibit C sets forth all deferred compensation, profit sharing, pension, retirement, stock option or purchase plan or other plan or arrangement providing for employee benefits ("Employee Plans"). All material obligations regarding any Employee Plans that are due to be satisfied on or prior to the date of this Agreement have been satisfied and there are no outstanding defaults or violations under any Employee Plans by the Company or, to the knowledge of the Company, by any other party thereto. There are no outstanding actions, suits, or claims relating to any Employee Plan or to the assets thereof, except for the payment of benefits thereunder in the ordinary course of administration as such payments come due. Except as set forth on Exhibit C, no improvement to the benefits accrued under the Employee Plans have been made or promised since December 31, 1999 and all Employee Plans are in compliance with the terms thereof and applicable laws and regulations. The Company is not a party to any collective bargaining agreements.

     3.18 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

     3.19 Environmental Matters. The Company has complied in all material respects with all applicable Environmental Laws (as defined below in this
Section 3.19). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the protection of human health or the environment, including without limitation CERCLA (as defined below), the
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Resource Conservation and Recovery Act of 1976, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous
waste;  (ii) air,   water  and  noise  pollution;   (iii) groundwater  and  soil
contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, abandoned or discarded barrels, containers and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used in this Section 3.19, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

     3.20 Web Site. With respect to the web site located on the Internet at http://www.strategy.com, which is constructed, owned and operated by the Company in connection with the Company's business (the "Web Site"):

(a) The Company has obtained the required Universal Resource Locator ("URL") under the Strategy.com domain name and has applied for appropriate trademark registrations for the URL.

(b) To the Company's knowledge, the hosting and/or maintenance providers with whom the Company has entered into service contracts: (A) have adequate computer resources and system redundancy to accommodate service outages;
     (B) have capacity to accommodate anticipated increases in traffic levels to the Web Site; and (C) will maintain and keep the Web Site operational twenty-four (24) hours a day, seven (7) days a week (subject to periodic interruptions for scheduled maintenance consistent in the industry). In addition, the Company has retained control of the design and content of the Web Site.

     3.21 Contracts. Exhibit C hereto sets forth each contract, agreement, undertaking, commitment (written or oral) or other instrument to which the Company is a party or by which the Company or any of its assets are bound (each, a "Contract") that is of a type described below:

(a) Any Contract with any supplier, representative, distributor or sales agent which is not terminable without cost or penalty to the Company on 60 days' or less notice;

(b)  Any Contract with any Governmental Authority;

(c)  Any Contract involving payments or receipts in excess of $50,000;

(d) Any Contract containing a covenant not to compete or restricting in any respect the Company's ability to transact business in any jurisdiction of the United States or a foreign country;

(e) Any Contracts or other agreements containing Company indemnification obligations;

(f)  Any Contract with any affiliate of the Company;

(g) Any indenture, mortgage, loan or credit Contract under which the Company has borrowed any money or issued any note, bond, indenture or other evidence of indebtedness, or guaranteed indebtedness borrowed by others; and

(h) Any other Contract material to the assets, properties, financial condition, results of operations or business of the Company.

     Each such Contract is a valid and binding obligation of the Company and is in full force and effect. Except as expressly set forth on Exhibit C, the Company has performed all of its obligations required to be performed though the date hereof under the Contracts so listed or described and the Company is not in breach or default in any material respect thereunder nor has any event or circumstance occurred which, with notice or lapse of time or both, would constitute any such breach or default. To the knowledge of the Company, none of the other parties to such Contracts is in breach or default in any respect thereunder nor has any event or circumstance occurred which, with notice or lapse of time or both, would constitute any such breach or default.

     3.22 Insurance Policies. Exhibit C lists all insurance policies maintained by the Company or under which the Company is covered in respect of its properties, assets, business or personnel as of the date hereof. Such insurance policies are in full force and effect and the Company is not in default with respect to the payment of any premium or compliance with any of the material provisions contained in any such policy.

     3.23 Suppliers. The Company has not received any notice that any of the Company's current suppliers intend to cease doing business with the Company.

     3.24 No Conflict of Interest. Except as set forth on Exhibit C, the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company's employees, officers or directors, nor any members of their immediate families is, directly or indirectly, indebted to the Company. Except as a result of their ownership interests in MSTR, to the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

4.  Representations  of  the  Purchasers.   Each  of  the  Purchasers  severally
represents and warrants to the Company as follows:

     4.1 Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     4.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

     4.3 Experience. Such Purchaser has received the opportunity from the Company to ask questions and receive answers concerning the Company and the representations of the Company in this Agreement. The officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser regarding the business of the Company and the transactions contemplated by this Agreement. Such Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and such Purchaser is able financially to bear the risks thereof.

5. Conditions to the Obligations of the Purchasers With Respect to the Initial Closing. The obligations of each of the Purchasers under Section 1.2 hereto with respect to the Initial Closing, are subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Initial
Closing:

     5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Sections 3 shall be true on and as of the Initial Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

     5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Initial Closing.

     5.3 Ancillary Agreements.

(a) Stockholders' Voting Agreement. The Stockholders' Voting Agreement attached hereto as Exhibit E (the "Stockholders' Voting Agreement") shall have been executed and delivered by each of the Purchasers and by MicroStrategy Incorporated ("MSTR"). All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Initial Closing, in accordance with the Stockholders' Voting Agreement.

(b) Investor Rights Agreement. The Investor Rights Agreement attached hereto as Exhibit F (the "Investor Rights Agreement") shall have been executed and delivered by the Company, each of the Purchasers and MSTR.

(c) Memorandum of Understanding. The Binding Memorandum of attached hereto as Exhibit G (the "Binding MOU") shall have been executed and delivered by the Company, Aether Systems, Inc. and MSTR.

     5.4 Certificates and Documents. The Company shall have delivered to special counsel to the Purchasers:

(a) The Restated Charter certified by the Secretary of State of the State of Delaware;

(b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and the Secretary of the State of the Commonwealth of Virginia;

(c) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Initial Closing Date;

(d)  Resolutions  of the Board of  Directors  of the  Company,  authorizing  and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Initial Closing Date;

(e) Certificates representing the Series A Preferred Stock being issued and sold by the Company to the Purchasers pursuant to Section 1.2 hereof, duly recorded on the books of the Company in the name of the Purchasers purchasing such Series A Preferred Stock;

(f) A certificate of the Secretary of the Company, in form and substance satisfactory to counsel for the Purchasers, certifying that attached thereto are true and correct copies of (1) the By-laws of the Company, and
     (2) resolutions duly and validly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the other Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; and

(g) The legal opinion of Hale and Dorr LLP, counsel to the Company, in the form attached as Exhibit H.

     5.5 Compliance Certificates. The Company shall have delivered to the Purchasers a certificate, executed by an officer of the Company, dated the Initial Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.6 Approvals. All pre-issuance registrations, qualifications, permits, and approvals required, if any, under applicable state securities laws or otherwise required for the lawful execution and delivery of this Agreement and performance of the transactions hereunder, including without limitation, the offer, sale, issuance, and delivery of the Series A Preferred Stock, will have been obtained.

     5.7 Election of Representative. The Board of Directors of the Company will have been elected in accordance with the Stockholders' Voting Agreement.

     5.8 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6. Conditions to the Obligations of the Company with Respect to the First Closing. The obligations of the Company under Section 1.2 of this Agreement with respect to the First Closing are subject to fulfillment, or the waiver, of the following condition on or before the Initial Closing:

     6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

     6A. Condition to the Obligations of the Purchasers and the Company with Respect to the Second Closing. The obligations of each Purchaser and the Company under Section 1.2 of this Agreement with respect to the Second Closing are subject to the fulfillment, or the waiver by such Purchaser and the Company, of each of the following conditions on or before the Second Closing:

     6A.1 HSR Compliance. The filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as such requirements relate to the transactions contemplated by this Agreement, shall have been satisfied.

     6A.2 Material Adverse Effect. There shall not have occurred any event or condition subsequent to the Initial Closing which has resulted in a Company Material Adverse Effect; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect for purposes of this Section 6A.2:
(a) solely as a result of any failure by Company or MSTR to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which Company participates, the U.S. economy as a whole or foreign economies in any locations where Company or any of its affiliates have material operations or sales; (c) any adverse change, effect, event, of occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this

Agreement; or (d) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles.

     6A.3 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in Sections 3.1, 3.2 (except with respect to (a) options approved by the Board of Directors of the Company or a compensation committee thereof, and (b) any rights of the Purchasers with respect to their ownership of Series A Preferred Stock), 3.5, 3.6 and 3.7 shall be true on and as of the date of the Second Closing with the same effect as though such representations and warranties had been made on and as of that date.

     7. Affirmative Covenants of the Company.

     7.1 Inspection. The Company shall permit each Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

     7.2 Financial Statements and Other Information. The Company shall deliver to the Purchasers:

(a) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with GAAP;

(b) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

(c) within 30 days of the end of each month, and unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month in reasonable detail;

(d) within 30 days prior to the beginning of each fiscal year, the annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and

(e) such other information relating to the financial condition, business prospects or corporate affairs of the Company as a Purchaser or any assignee of a Purchaser may from time to time request.

     7.3 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Class A Common Stock for issuance upon conversion of all of the outstanding Shares.

     7.4 Further Assurances. The Company, at its expense, shall promptly execute and deliver to the Purchasers upon reasonable request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and shall make any recordings, file any notices, and obtain any consents as may be reasonably necessary or appropriate in connection therewith.

     7.5 Conflicting Agreements. The Company shall not enter into or become subject to any Contract or instrument which by its terms would (under any circumstances) prevent the Company from performing any of the provisions of this Agreement or any other Ancillary Agreements.

     7.6 Key Person Life Insurance. As soon as practical after the appointment of a Chief Executive Officer and a Chief Financial Officer of the Company, the Company shall obtain key person life insurance on such officers in the amounts of $2,000,000 and $1,000,000, respectively. As soon as practical after the Initial Closing, the Company shall obtain key person life insurance on Nick Weir, the Company's President, and Justin Langseth, the Company's Chief Technology Officer, in the amounts of $1,000,000 and $2,000,000, respectively.

     7.7 Indebtedness. The Company shall not, without the prior written consent of the Purchasers (i) incur, assume or suffer to exist any material indebtedness except as approved by the Board of Directors of the Company, or prepay or make any advance payment on any indebtedness of the Company (now or hereafter in existence), except in accordance with the terms of such indebtedness or as otherwise approved by the Board of Directors of the Company, or (ii) make any loan or distribution to or assume any indebtedness from MSTR or any of its affiliates, except as contemplated by the intercompany agreements between the Company and MSTR set forth on Section 3.12 of Exhibit C.

     7.8 Board of Director Meetings . The Company shall ensure that meetings of its Board of Directors are held not less than quarterly, and subject to receipt of expense reports containing such detail as the Company may reasonably request, shall reimburse Directors for their reasonable travel expenses, including without limitation, the cost of air fare and any necessary meals and lodging, incurred in connection with attending meetings of the Board of Directors or performing such other business as and if required on behalf of the Company.

     7.9 Maintenance of Corporate Existence. The Company shall preserve, renew and keep in full force and effect its corporate existence and qualification as necessary or desirable in the normal conduct of its business.

     7.10 Conduct of Business. The Company shall conduct its business in the business lines being conducted as of the date hereof, or reasonably related thereto or supported thereby and will not materially change the nature of the business without consent of the Board of Directors.

     7.11 Proprietary Information Agreement. Each person now or hereafter employed by the Company or any subsidiary with access to confidential information will enter into the Company's standard form of Proprietary Information and Invention Assignment Agreement, with such changes thereto as may be approved by the Company's Board of Directors.

     7.12 Termination of Covenants. The covenants of the Company contained in Sections 7.1 through 7.9 shall terminate, and be of no further force or effect, upon the earlier of (a) the closing of the Company's first firm-commitment underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act, resulting in net proceeds to the Company of at least $30,000,000, at a price to the public of at least $10.00 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events), and (b) a merger or consolidation of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such merger or consolidation do not immediately after such merger or consolidation, retain stock representing a majority of the voting power of the surviving corporation of such merger or consolidation or stock representing a majority of the voting power of a corporation that wholly owns, directly or indirectly, the surviving corporation of such merger or consolidation.

8. Transfer of Shares.

     8.1 Restricted Shares. "Restricted Shares" means (i) the Shares, (ii) the shares of Common Stock issued or issuable upon conversion of the Shares,
(iii) any shares of capital stock of the Company acquired by the Purchasers pursuant to the Investor Rights Agreement, and (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be

Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

     8.2 Requirements for Transfer.

(a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

(b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 8 to the same extent as if it were the original Purchaser hereunder, or
     (ii) a transfer made in accordance with Rule 144 under the Securities Act.

          8.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

9.    Indemnification.

     9.1  Indemnification  by the  Company.  Notwithstanding  anything  in  this
Agreement  to  the  contrary,  but  subject  to the  other  provisions  of  this
Section 9, the Company shall indemnify, defend, and hold the Purchasers, the Purchasers' directors, partners, officers and affiliates, and each of such partners' and Affiliates' officers, directors, partners, employees, representatives and affiliates, (collectively, the "Purchaser Indemnitees") harmless from and against, and shall reimburse them for, any and all demands, claims, losses, liabilities, damages, costs, and expenses whatsoever (including, without limitation, any fines, penalties, reasonable fees and disbursements of counsel incurred by the Purchaser Indemnitees in investigating or defending any of the foregoing, and other reasonable expenses incurred investigating or defending any of the foregoing or enforcing this Agreement) sustained or incurred by a Purchaser Indemnitee resulting from or arising in connection with any inaccuracy in or breach of any of the representations or warranties of the Company set forth in this Agreement or the Schedules or Exhibits hereto; provided, however, that the total liability of the Company under this Section 9 shall not exceed the aggregate Purchase Price paid by the Purchaser Indemnitees pursuant to this Agreement.

     9.2 Indemnification by the Purchasers. Notwithstanding anything in this Agreement to the contrary, but subject to the other provisions of this Section 9, each of the Purchasers shall severally and not jointly indemnify, defend, and hold the Company, the Company's directors, partners, officers and affiliates, and each of such partners' and Affiliates' officers, directors, partners, employees, representatives and affiliates, (collectively, the "Company Indemnitees") harmless from and against, and shall reimburse them for, any and all demands, claims, losses, liabilities, damages, costs, and expenses whatsoever (including, without limitation, any fines, penalties, reasonable fees and disbursements of counsel incurred by the Company Indemnitees in investigating or defending any of the foregoing, and other reasonable expenses incurred investigating or defending any of the foregoing or enforcing this Agreement) sustained or incurred by a Company Indemnitee resulting from or arising in connection with any inaccuracy in or breach of any of the representations or warranties of such Purchaser set forth in this Agreement or the Schedules or Exhibits hereto; provided, however, that the total liability of such Purchaser under this Section 9 shall not exceed the aggregate Purchase Price paid by such Purchaser pursuant to this Agreement.

     9.3 Indemnification Notice. In the event that (i) an event occurs which gives a person or entity a right to indemnification hereunder or (ii) any third party claim is asserted against a person or entity with respect to which such person or entity is entitled to indemnification hereunder, such person or entity (the "Indemnified Party") shall, within 60 days of the later of the occurrence of the event giving rise to the claim or the date that the indemnified party learned of such claim (provided, however, that if a claim arises by virtue of litigation, then in no event less than 10 days prior to the date in which an appearance or answer is due, whichever is earlier), notify the person or entity obligated to indemnify it (the "Indemnifying Party") of such claim by delivery of a written notice describing the claim and indicating the basis for indemnification hereunder. The Indemnifying Party will have the right, upon written notice to the Indemnified Party within 10 days after receipt from the Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party. In the event that the Indemnifying Party fails to give such notice, it will be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party will have the right to conduct such defense and, only with the prior consent of the Indemnifying Party which will not be unreasonably withheld, to compromise and settle the claim. In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party shall cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party and the Indemnified Party will have the right at its expense to participate in the defense, provided that the Indemnified Party will have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party. Any settlement to which the Indemnifying Party has consented in writing will conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to indemnification hereunder.

10.   Termination and Default.

     The obligations of the Purchasers and the Company with respect to consummating the Second Closing shall terminate in upon the occurrence of any of the following events:

     10.1 Mutual Consent. The obligations of the parties hereto to consummate the Second Closing may be terminated by the mutual written consent of the parties.

     10.2 Order or Decree. The obligations of the parties hereto to consummate the Second Closing may be terminated by any Purchaser or the Company if any Governmental Authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting in any material respects the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

     10.3 Outside Date. The obligations of the parties hereto to consummate the Second Closing may be terminated by either party if (a) the Second Closing shall not have occurred by December 31, 2000 (the "Outside Date"), or (b) if one or more conditions to the other party's obligation to consummate the transactions contemplated hereby cannot be satisfied by the Outside Date; provided, however, that no party may exercise its rights under this Section 10 if such party is in material breach or default under this Agreement.

     10.4 Procedure Upon Termination. In the event of the termination of the obligations of the parties hereto to consummate the Second Closing, written notice thereof shall promptly be given to the other parties hereto and the obligations of the parties hereto to consummate the Second Closing shall terminate, all further obligations of the parties hereunder to satisfy the conditions precedent to the Second Closing shall terminate, and the transactions relating to the Second Closing shall be abandoned without further action by any of the parties hereto.

     10.5 Effect of Termination. Nothing in this Article X shall relieve any party hereto of any liability for intentional or willful breach of this Agreement, including willful failure to fulfill a condition or to perform a covenant. The parties shall have no liability as a result of the failure of the Second Closing to occur for any reason other than an intentional or willful breach of this Agreement.

11.   Miscellaneous.

     11.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which at least 1,000,000 Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

     11.2 Confidentiality. Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor his, her or its investment in the Company any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder ("Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section
11.2 by such Purchaser); provided, however, that a Purchaser may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company and to the extent that such individuals agree to be bound by the provisions of this Section 11.2,
(ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees to be bound by the provisions of this Section 11.2, (iii) to any affiliate of such Purchaser or to a partner, stockholder or subsidiary of such Purchaser, provided that such affiliate agrees in writing to be bound by the provisions of this Section 11.2, or (iv) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

     11.3 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Initial Closing of the transactions contemplated hereby.

     11.4 Expenses. The Company shall pay, at the Initial Closing, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, counsel to the Purchasers, in connection with the preparation of this Agreement; provided, however, that in no event shall the Company be obligated to pay more than $25,000 in the aggregate pursuant to this Section 11.4.

     11.5 Brokers. The Company and each Purchaser (i) represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement (other than Friedman, Billings, Ramsey & Co. Inc.), and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     11.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     11.7 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

     11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

     11.9 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at 8000 Towers Crescent Drive,  Vienna,  Virginia 22182,
Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Thomas S. Ward, Esq., Hale and Dorr LLP, 60 State Street, Boston, MA 02109; or

     If to a Purchaser, at the address set forth on Exhibit A for such Purchaser, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser; or

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

     11.10 Complete Agreement. This Agreement (including its Exhibits) and the Ancillary Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     11.11 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66 2/3% of the shares of Common Stock issued or issuable upon conversion of the Shares. Notwithstanding the foregoing, this Agreement may be amended or terminated, and any right hereunder may be waived with respect to all parties to this Agreement, with the consent of the Company and the holders of less than all of the shares of Common Stock issued or issuable upon conversion of the Shares only in a manner which applies to all such holders in the same fashion. Any amendment, termination or waiver effected in accordance with this Section 11.11 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted), even if they do not execute such consent, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     11.12 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     11.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

     11.14 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     11.15 Third Parties. Nothing expressed or implied in this Agreement is intended, or is to be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

     11.16 Schedules and Exhibits. The schedules and exhibits attached to this Agreement are incorporated herein and are to be part of this Agreement for all purposes.

     11.17 Mutual Efforts. Each party shall use its commercially reasonable efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use commercially reasonable efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

                   [Counterpart signature page to Series A
                         Preferred Stock Purchase Agreement]



      Executed as of the date first written above.


                                    STRATEGY.COM INCORPORATED

                                    By: /s/ Eric F. Brown
                                    ---------------------

                                    Name: Eric F. Brown
                                    -------------------

                                    Title: Chief Financial Officer
                                    ------------------------------

                   [Counterpart signature page to Series A
                      Preferred Stock Purchase Agreement]


      Executed as of the date first written above.



                                    MICROSTRATEGY INCORPORATED

                                    By: /s/ Eric F. Brown
                                    ---------------------

                                    Name: Eric F. Brown
                                    -------------------

                                    Title: Chief Financial Officer
                                    ------------------------------

                   [Counterpart signature page to Series A
                         Preferred Stock Purchase Agreement]



      Executed as of the date first written above.



                                    AETHER CAPITAL LLC

                                    By:   Aether Systems, Inc.
                                    --------------------------

                                    By: /s/ David S. Oros
                                    ---------------------

                                    Name: David S. Oros
                                    ---------------------

                                    Title:  Chief Executive Officer
                                    -------------------------------

                   [Counterpart signature page to Series A
                         Preferred Stock Purchase Agreement]



      Executed as of the date first written above.


                                    SNOWDON LTD. PARTNERSHIP

                                    By:   Nevis LLC, its General Partner
                                    ------------------------------------

                                    By: /s/ David R. Wilmerding
                                    ---------------------------

                                    Name: David R. Wilmerding
                                    ---------------------------

                                    Title: President of Nevis LLC
                                    -----------------------------

                   [Counterpart signature page to Series A
                         Preferred Stock Purchase Agreement]



      Executed as of the date first written above.


                                    VALHALLA CAPITAL L.P.

                                    By:   Valhalla Capital Management LLC
                                    -------------------------------------

                                    By: /s/ Nancy Casey
                                    -------------------

                                    Name:  Nancy Casey
                                    -------------------

                                    Title: Managing Member
                                    ----------------------

                   [Counterpart signature page to Series A
                         Preferred Stock Purchase Agreement]



      Executed as of the date first written above.


                                    NEW VENTURE PARTNERS IV, L.P.

                                    By: /s/ Howard D. Wolfe, Jr.
                                    ----------------------------

                                    Name: Howard D. Wolfe, Jr.
                                    --------------------------

                                    Title: General Partner
                                    ----------------------

                    [Counterpart signature page to Series A
                         Preferred Stock Purchase Agreement]



      Executed as of the date first written above.


                                    By: /s/ Jon C. Baker
                                    --------------------

                                    Name: Jon C. Baker
                                    --------------------

                   [Counterpart signature page to Series A
                         Preferred Stock Purchase Agreement]



      Executed as of the date first written above.


                                    By: /s/ David R. Wilmerding III
                                    -------------------------------

                                    Name: David R. Wilmerding, III
                                    -------------------------------

                   [Counterpart signature page to Series A
                         Preferred Stock Purchase Agreement]



      Executed as of the date first written above.


                                    By: /s/ Nancy Casey
                                    -------------------

                                    Name: Nancy Casey
                                    -------------------


                                    By: /s/ Arthur Marks
                                    --------------------

                                    Name: Art Marks
                                    --------------------

                                       EXHIBIT A
                                       ---------


                         Number of Shares to     Number of Shares to
                        be Purchased in First   be Purchased in Second      Aggregate
Name and Address              Closing                  Closing            Purchase Price


Aether Capital LLC           4,702,194                 3,134,796          $24,999,998.10
11460 Cronridge Drive
Owings Mills, MD 21117

Snowdon Ltd. Partnership     4,702,194                        --          $14,999,998.86
c/o Nevis Capital Management
1119 St. Paul Street
Baltimore, MD 21202

Jon C. Baker                 1,567,398                        --          $4,999,999.62
c/o Nevis Capital Management
1119 St. Paul Street
Baltimore, MD 21202

David R. Wilmerding, III     1,567,398                        --          $4,999,999.62
c/o Nevis Capital Management
1119 St. Paul Street
Baltimore, MD 21202

New Venture Partners IV, L.P.  470,219                        --          $1,499,998.61
Attn: Howard Wolfe
1119 St. Paul Street
Baltimore, MD 21202

Nancy Casey & Art Marks        313,480                        --          $1,000,001.20
10836 Pleasant Hill Drive
Potomac, MD 20854

Valhalla Capital L.P.           78,370                        --            $250,000.30
10836 Pleasant Hill Drive
Potomac, MD 20854

TOTAL:                      13,401,253                  3,134,796        $52,749,996.31